EXHIBIT 23
                                                                      ----------


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-90521) pertaining to the Barneys New York, Inc. Stock Option Plan for Nonemployee Directors, and in the Registration Statement (Form S-8, No. 333-45912) pertaining to the Barneys New York, Inc. Employee Stock Option Plan, of our report dated April 5, 2001, with respect to the consolidated financial statements and schedule of Barneys New York, Inc. and subsidiaries and Barney's, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended February 3, 2001.



                                                     /s/ Ernst & Young LLP





New York, New York
May 1, 2001